UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K/A

(Amendment No. 1)

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2019

or

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                to

Commission file number: 001-33675

RIOT BLOCKCHAIN, INC.
(Exact name of registrant as specified in its charter)
Nevada	84-1553387
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
202 6th Street, Suite 401, Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 794-2000

Securities registered under Section 12(b) of the Exchange Act:

Common Stock no par value per share	RIOT	The NASDAQ Capital Market
(Title of class)	(Trading Symbol)	(Name of each exchange on which registered)

Securities registered pursuant to Section 12(g) of the Securities Exchange Act: None.

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act: Yes ☐ No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act: Yes ☐ No ☑

Note - Checking the box above will not relieve any registrant required to file reports pursuant to Section 13 or 15(d) of the Exchange Act from their obligations under those Sections.

Indicate by check mark whether the registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐  No ☑

The aggregate market value of the common stock, no par value, held by non-affiliates of the registrant, based on the closing sale price of registrant’s common stock as quoted on the Nasdaq Capital Market on June 28, 2019 (the last business day of the registrant’s most recently completed second fiscal quarter), was approximately $70.9 million. Accordingly, the registrant qualifies under the SEC’s revised rules as a “smaller reporting company.”

As of April 28, 2020, the Registrant had 32,732,919 shares of common stock outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

None.

RIOT BLOCKCHAIN, INC.

ANNUAL REPORT ON FORM 10-K/A

EXPLANATORY NOTE

This Amendment No. 1 to Form 10-K (this “Amendment”) amends the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 of Riot Blockchain, Inc., originally filed on March 25, 2020 (the “Original Filing”). We are filing this Amendment to include the information required by Part III of Form 10-K that was not included in the Original Filing. Except as described above, no other changes have been made to the Original Filing. The Original Filing continues to speak as of the date filed.

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RIOT BLOCKCHAIN, INC.

As used in this Amendment to our Annual Report on Form 10-K, the terms “we”, “us”, “our”, the “Company”, “Riot Blockchain, Inc.” and “Riot” mean Riot Blockchain, Inc. and its consolidated subsidiaries, unless otherwise indicated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Amendment No. 1 to our Annual Report on Form 10-K contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements (such as when we describe what “will,” “may,” or “should” occur, what we “plan,” “intend,” “estimate,” “believe,” “expect” or “anticipate” will occur, and other similar statements) include, but are not limited to, statements regarding future operating results, potential risks pertaining to these future operating results, future plans or prospects, anticipated benefits of proposed (or future) acquisitions, dispositions and new facilities, growth, the capabilities and capacities of business operations, any financial or other guidance, expected capital expenditures and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. We make certain assumptions when making forward-looking statements, any of which could prove inaccurate, including assumptions about our future operating results and business plans. Therefore, we can give no assurance that the results implied by these forward-looking statements will be realized. Furthermore, the inclusion of forward-looking information should not be regarded as a representation by the Company or any other person that future events, plans or expectations contemplated by the Company will be achieved. The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those expressed or implied in our forward-looking statements:

•	our ability to achieve profitability in the future;
•	high volatility in the value attributable to our business;
•	the rapidly changing regulatory and legal environment in which we operate, may lead to unknown future challenges to operating our business or which may subject our business to added costs and/or uncertainty regarding the ability to operate;
•	risks related to our failure to continue obtaining financing on a timely basis and on acceptable terms;
•	our ability to keep pace with technology changes and competitive conditions;
•	our ability to execute on our business strategy;
•	other risks and uncertainties related to our business plan and business strategy.
•	our expectation regarding the impact of a novel strain of coronavirus (“COVID-19”)

For a further list and description of various risks, factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained in the Original Filing, and any subsequent reports on Form 10-Q and Form 8-K, and other filings we make with the Securities and Exchange Commission (“SEC”), which are incorporated by reference into this Amendment. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements.

All forward-looking statements included in this Amendment are made only as of the date of this Amendment to our Annual Report, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur, or of which we hereafter become aware. You should read this document completely and with the understanding that our actual future results or events may be materially different from what we expect. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

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INDUSTRY AND MARKET DATA

Information regarding market and industry statistics contained in this Amendment to our Annual Report on Form 10-K has been obtained from industry and other publications that we believe to be reliable, but that are not produced for purposes of securities filings. We have not independently verified any market, industry or similar data presented in this Amendment to our Annual Report, as well as in the Original Filing, and we cannot assure you of its accuracy or completeness.  Further, we have not reviewed or included data from all sources. Forecasts and other forward-looking information obtained from third-party sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. As a result, investors should not place undue reliance on any such forecasts and other forward-looking information.

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PART III

ITEM 10.  DIRECTORS, NAMED EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

Management and Board of Directors

Executive officers of the Company are elected by the Company’s Board of Directors (the “Board” or the “Board of Directors”), and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors. There are no family relationships among any of the directors and named executive officers of the Company. Further, other than executive employment agreements, there is no arrangement or understanding between any director or executive officer and the Company pursuant to which he or she was selected as a director or executive officer.  As of December 31, 2019, Jeffrey McGonegal, our Chief Executive Officer and Chief Financial Officer, has an employment agreement in place with the Company with respect to his executive officer positions with the Company.

The following table sets forth names, ages and positions with the Company for all directors and executive officers of the Company:

Name	Age	Position

Remo Mancini	68	Director and Chairman of the Board
Jason Les	34	Director
Benjamin Yi	38	Director
Jeffrey McGonegal	69	Chief Executive Officer and Chief Financial Officer

Remo Mancini  combines his experience as a former Canadian and U.S. senior corporate executive, corporate director, and former Ontario Cabinet Minister to bring a valuable perspective to business affairs, senior executive management, and corporate governance. This extensive experience in both the public and private sectors makes him uniquely positioned to lead organizations and offer insightful, decisive management guidance, and Board leadership.

Mancini’s diverse, hands-on “Board Leadership” experience is extensive. He has served as a Board member with companies listed on the National Association of Securities Dealers Automated Quotations Exchange (NASDAQ), the Toronto Stock Exchange and Venture Exchange (TSX and TSX-V) and private company Boards. Mancini has 40 years of experience dealing with principals in business, political, legal and financial circles including several international business organizations, promoting trade, investment and new business opportunities.

In the corporate world, Mancini brought publicly acclaimed leadership to both the Canadian Transit Company and the Detroit International Bridge Company, the private companies that own, manage, and operate the Ambassador Bridge, the world’s busiest commercial border crossing, where he served as Executive Vice-President.

Mr. Mancini has served on the boards of the following public companies:

Melior Resources Inc. (TSX-V)	February 2013 to March 2014
Estrella Int. Energy Services Inc. (TSX-V)	June 2010 to March 2016
Niocan Inc. (TSX and TSX-V)	June 2007 to June 2018

As a distinguished member of the Ontario Legislature for 18 years, Mancini was a Member of the Cabinet, serving in both economic and social portfolios (including Minister of Revenue).

He also held the notable positions of Parliamentary Assistant to the Premier, Official Opposition Party House Leader and Chairman of the Public Accounts Committee.

He has earned the internationally recognized designation of ICD.D and is a graduate of the Directors Education Program offered by the Institute of Corporate Directors and the University of Toronto's Rotman School of Management.

Jason Les has been serving as a Director of the Company since November 2017. Mr. Les has over a decade of experience as a former professional poker player, where he successfully competed in high stakes heads-up games online and the most prestigious high stakes tournaments in the world. In his professional poker career, he was twice selected as the human benchmark for testing the world's best poker artificial intelligence in what was dubbed “Man vs Machine” at Carnegie Mellon University. Mr. Les has been involved in Bitcoin since 2013 and has been active in the industry as a miner, developer and investor. Mr. Les is the founding member of Treadstone LLC, a cryptocurrency mining and advisory service company.

Additionally, Mr. Les is a founding partner of Binary Digital, a software-development company where he manages the engineering team and coordinates project development. Mr. Les graduated from U.C. Irvine in 2010 with a B.S. in Information and Computer Science. Mr. Les is an active Board member and he brings his experience in the cryptocurrency industry, as well as his technical expertise regarding cryptocurrency mining, protocol development, and general evaluation of the industry to the Board.

Benjamin Yi has served as a Director of the Company since October 23, 2018 and also serves as Chairman of the Audit Committee of the Board of Directors. Mr. Yi is a solutions-focused investor and currently Head of Capital Markets at IOU Financial, one of America’s leading fintech-enabled online lenders to small businesses. Prior to IOU Financial, Mr. Yi held corporate development, restructuring, and direct investment positions at Dundee Corporation (April 2010 to September 2016), a Toronto-based investment and holding company, where he worked directly with Dundee’s founder and controlling shareholder. Prior thereto, Mr. Yi served as Senior Analyst, Product Development & Analytics at the predecessor to 1832 Asset Management L.P., the investment management subsidiary of the Bank of Nova Scotia (July 2006 to April 2010).

Mr. Yi’s broad areas of expertise include direct investing throughout the capital structure, corporate development, growth, financial strategy, and capital markets strategy for fintech and special situations companies. Mr. Yi also has substantial corporate governance experience: Mr. Yi served as an Independent Director and chairman of the Corporate Governance and Remuneration Committee of PetroMaroc Corporation, plc, a publicly-traded, Jersey, UK-based energy company (December 2013 to December 2016); as a member of the Board of Managers and Audit Committee of Android Industries, LLC, an Auburn Hills, Michigan-based assembler of complex modules for the automotive industry (January 2014 to September 2016); and, as Independent Director and member and occasional chairman of the Audit Committee of Woulfe Mining Corporation, a publicly-traded, Vancouver, BC-based mining company (October 2013 to September 2015).

Mr. Yi holds a Master of Finance degree from the Rotman School of Management and is a CFA charter holder. He is a valuable addition to the Board of Directors, as he brings over fifteen years of dedicated financial markets experience to the Company, leveraging his expertise in capital markets and corporate development to continue to drive the growth of the Company.

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Jeffrey G. McGonegal currently serves as Chief Executive Officer and Chief Financial Officer of the Company. Mr. McGonegal’s career has spanned over forty years in senior leadership roles working primarily with public entities assisting them with financing, merger, and acquisition transactions. Mr. McGonegal had previously served as the Company's long time Chief Financial Officer until April 2018 and subsequently had been assisting Riot Blockchain in a consulting role before assuming his role as the Chief Executive Officer of the Company. In August of 2019, Mr. McGonegal also agreed to serve as acting Chief Financial Officer of the Company following the departure of the Company’s previous Chief Financial Officer. Mr. McGonegal has been with the Company for over a decade and he brings a wealth of public company executive and financial reporting experience, including senior leadership roles working primarily with public entities assisting them with financing, merger and acquisition transactions, to the position of Chief Executive Officer of the Company.

Corporate Governance Policies and Code of Ethics

We have adopted a Standard of Ethics and Business Conduct, Corporate Governance Guidelines. Those policies are available on our website at www.riotblockchain.com and in print to any stockholder upon request at no charge. Requests should be addressed to: Riot Blockchain, Inc., 202 6th Street, Suite 401, Castle Rock, Colorado 80104.

The Standards of Ethics and Business Conduct is applicable to all directors, officers and employees of Riot. To date, there have been no waivers under our Standards of Ethics and Business Conduct. We intend to disclose future amendments to or waivers from our Standards of Ethics and Business Conduct on our website within four business days following the date of such amendment or waiver.

Independence of Directors

The Company’s Board is currently comprised of three independent directors: (i) Mr. Remo Mancini; (ii) Mr. Jason Les; and (iii) Mr. Benjamin Yi.  Mr. Mancini serves as Chairman of the Board.

The Board, upon recommendation of the Governance and Nominating Committee, unanimously determined that each of our three non-employee directors is “independent,” as such term is defined in the Nasdaq Stock Market Rules (“Stock Market Rules”) and applicable SEC rules.

The definition of “independent director” included in the Stock Market Rules includes a series of objective tests, such as whether the director is an employee of the Company, whether the director has engaged in various types of specified business dealings with the Company, and whether the director has an affiliation with an organization that has had specified business dealings with the Company. Consistent with the Company’s Corporate Governance Principles, the Board’s determination of independence is made in accordance with the Stock Market Rules, as the Board has not adopted supplemental independence standards. As required by the Stock Market Rules, the Board also has made a subjective determination with respect to each director that such director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), even if the director otherwise satisfies the objective independence tests included in the definition of an “independent director” included in the Stock Market Rules.

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In determining that each individual who served as a member of the Board is independent, the Board considered that, in the ordinary course of business, transactions may occur between the Company and entities with which some of our directors are affiliated. The Board unanimously determined that such transaction occurring in the ordinary course of business with members of the Board were not material. No unusual discounts or terms were extended to members of the Board by the Company in any such transactions.

Board Leadership Structure

The Board believes that the Company’s stockholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, the Company’s Corporate Governance Principles provide that the Board may combine or separate the roles of the CEO and Chairman of the Board, and it may suspend, dissolve and form separate committees of the Board as it deems advisable and in the best interests of the Company and its stockholders.

Board Role in Risk Oversight

The Company’s Board plays an active role in risk oversight of the Company. The Board does not have a formal risk management committee, but rather administers this oversight function through various standing committees of the Board, which are described below. The Audit Committee periodically reviews overall enterprise risk management, in addition to maintaining responsibility for oversight of financial reporting-related risks, including those related to the Company’s accounting, auditing and financial reporting practices. The Audit Committee also reviews reports and considers any material allegations regarding potential violations of the Company’s Code of Ethics. The Compensation Committee oversees risks arising from the Company’s compensation policies and programs. This Committee has responsibility for evaluating and approving the executive compensation and benefit plans, policies and programs of the Company. The Governance and Nominating Committee oversees corporate governance risks and oversees and advises the Board with respect to the Company’s policies and practices regarding significant issues of corporate responsibility.

The Board of Directors has a process for stockholders to communicate with directors. Stockholders should write to the Chief Executive Officer of the Company at the Company’s mailing address and specifically request that a copy of the letter be distributed to a particular Board member or to all Board members. Where no such specific request is made, the letter will be distributed to Board members if material, in the judgment of the Chief Executive Officer, to matters on the Board’s agenda.

Committees of the Board

Our Board has three standing committees: Audit, Compensation, and Governance and Nominating. Each of the committees is solely comprised of and chaired by independent directors, each of whom the Board has affirmatively determined is independent pursuant to the Stock Market Rules. Each of the committees operates pursuant to its charter. The committee Charters are reviewed annually by the Governance and Nominating Committee. If appropriate, and in consultation with the chairs of the other committees, the Governance and Nominating Committee proposes revisions to the charters. The responsibilities of each of the standing committees of the Board are described in more detail below. The charters for the three committees are available on the Company’s website at www.riotblockchain.com by following the link to “Investor Relations” and then to “Governance.”

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Director	Audit Committee	Compensation Committee	Governance and Nominating Committee	Independent
Remo Mancini	Member	Member	Chairman	Yes
Benjamin Yi	Chairman	Member	Member	Yes
Jason Les	Member	Chairman	Member	Yes

Audit Committee

The Audit Committee is responsible for, among other things:

●	appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;
●	reviewing the internal audit function, including its independence, plans, and budget;
●	approving, in advance, audit and any permissible non-audit services performed by our independent auditor;
●	reviewing our internal controls of accounting and financial reporting with the independent auditor and management;
●	reviewing the adequacy of our accounting and financial controls as reported by the independent auditor and management;
●	overseeing our financial compliance system; and
●	overseeing our major risk exposures regarding our accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2019 with management of the Company and has discussed with our independent auditors, Marcum LLP, the matters required to be discussed by the statement on Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, and No. 2410, Related Parties. The Audit Committee agreed with Marcum, LLP’s assessment of our 2019 financials and our internal controls over financial reporting.

The Board has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and the Stock Market Rules. The Board has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. The Board has affirmatively determined that Benjamin Yi meets the qualifications of an Audit Committee financial expert. The entire Board serves on the Audit Committee and, accordingly, the membership of the Audit Committee is comprised of: (i) Benjamin Yi, (ii) Remo Mancini, and (iii) Jason Les. Mr. Yi serves as Chairman of the Audit Committee.

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Compensation Committee

The Compensation Committee is responsible for, among other things:

●	reviewing and making recommendations to the Board with respect to the compensation of the Company’s officers and directors, including the CEO;
●	overseeing and administering the Company’s executive compensation plans, including equity-based awards;
●	negotiating and overseeing employment agreements with officers and directors; and
●	overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives.

The Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee.

When evaluating the compensation of our executive officers, the Compensation Committee evaluates factors including the executive’s responsibilities, experience and the competitive marketplace.  The Compensation Committee may also invite the senior executives and other members of management to participate in their deliberations, or to provide information to the Compensation Committee for its consideration with respect to such deliberations, except that the Chief Executive Officer may not be present for the deliberation of or the voting on compensation for the Chief Executive Officer.  The Chief Executive Officer may, however, be present for the deliberation of or the voting on compensation for any other officer.

The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee in its sole discretion deems appropriate.  The Company’s Compensation Committee currently consists of the following members: (i) Benjamin Yi, (ii) Remo Mancini and (iii) Jason Les. Mr. Les serves as Chairman of the Compensation Committee. The Board has affirmatively determined that each member of the Compensation Committee meets the additional independence criteria applicable to compensation committee members under the Stock Market Rules.

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Governance and Nominating Committee

The Governance and Nominating Committee is responsible for, among other things:

●	reviewing and assessing the development of the executive officers, and considering and making recommendations to the Board regarding promotion and succession issues;
●	evaluating and reporting to the Board on the performance and effectiveness of the directors, committees, and the Board as a whole;
●	working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience, including diversity considerations, for the full Board and each committee;
●	annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;
●	reviewing, evaluating, and recommending changes to the Company’s Corporate Governance Principles and committee Charters;
●	recommending to the Board individuals to be elected to fill vacancies and newly created directorships;
●	overseeing the Company’s compliance program, including the Code of Conduct; and
●	overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Governance and Nominating Committee. The Company’s Governance and Nominating Committee currently consists of the following members: (i) Benjamin Yi, (ii) Remo Mancini, and (iii) Jason Les. Mr. Mancini serves as Chairman of the Governance and Nominating Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, named executive officers, and stockholders who own 10% or more of the Company’s stock to file forms with the SEC to report their ownership of the Company’s stock and any changes in their ownership of our securities. The Company assists its directors and executives by identifying reportable transactions of which it is aware and preparing and filing the forms on their behalf. All persons required to file forms with the SEC must also send copies of the forms to the Company. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filings during the past fiscal year were filed on a timely basis and that all directors, executive officers and 10% beneficial owners have fully complied with such requirements during the past fiscal year.

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Meetings of the Board

Board of Directors:  The Company’s Board of Directors held nineteen meetings and acted by written consent eleven times during the year ended December 31, 2019.  Such formal meetings of the Board of Directors consisted of meetings at which a quorum of the directors were present in person or by telephone.   The Board of Directors also met informally throughout the year and took action by unanimous written consent of the entire Board of Directors.  The Company does not have a formal policy with regard to board members’ attendance at annual meetings but encourages them to attend shareholder meetings.  Each Board member then serving attended our most recent Annual Meeting of Shareholders held on October 23, 2019.

ITEM 11.  EXECUTIVE COMPENSATION.

Summary Compensation Table

This table provides disclosure, for fiscal years 2019 and 2018, the compensation paid or accrued to our Named Executive Officers, who are or who were the Chief Executive Officer and the Chief Financial Officer.

Named Executive Officer and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (5) ($)	Option Awards (6)($)	All Other Compensation ($)	Total ($)

Jeffrey G. McGonegal,	2019	252,248	-	175,000	-	89,191	516,439
Chief Executive Officer and Chief Financial Officer (1)	2018	272,005	70,000	-	45,017	13,632	400,654

Robby Chang,	2019	166,667	-	-	-	2,231	168,898
Chief Financial Officer (former) (2)	2018	210,256	-	646,680	-	4,370	861,306

Christopher Ensey,	2019	29,031	-	-	-	150,400	179,431
Interim Chief Executive Officer (former) (3)	2018	248,208	-	859,660	701,970	5,845	1,815,683

Jeffrey Vormittag,	2019	28,125	-	-	-	76,275	104,400
Chief Operating Officer (former) (4)	2018	213,173	25,000	584,400	-	4,247	826,820

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___________________________

(1)  Effective February 6, 2019, Mr. McGonegal was named Chief Executive Officer of the Company at a base annual salary of $250,000. As of August 15, 2019, Mr. McGonegal was also appointed as Chief Financial Officer, with no change in compensation. Mr. McGonegal had previously served as Chief Financial Officer until February 27, 2018, and thereafter as Principal Accounting Officer until April 30, 2018.  Subsequent to April 30, 2018, Mr. McGonegal served in a consulting role. During 2018 his aggregate annual compensation was $272,005. During the first quarter of 2018, Mr. McGonegal was awarded a performance bonus of $70,000. The amounts included in “All Other Compensation” for Mr. McGonegal represent an award of $75,000 under his 2019 employment agreement to cover the gross-up of income taxes on restricted shares, each subject to vesting over four quarterly periods through February 2020, and the amounts paid to or on his behalf for medical insurance at a total cost of $14,191 and $13,632 in 2019 and 2018, respectively.

(2)   Mr. Chang served as Chief Financial Officer of the Company from February 27, 2018 until his termination from the Company as of August 15, 2019, at an annual base salary of $250,000. The amounts included in “All Other Compensation” for Mr. Chang represent a $3,000 office allowance expense paid in 2018 under the terms of his employment agreement and the amounts paid to or on his behalf for medical insurance at a total cost of $2,231 and $1,370 in 2019 and 2018, respectively.

(3)   Mr. Ensey served as Chief Operating Officer of the Company between January 28, 2018 and September 8, 2018, at an annual base salary of $250,000. Mr. Ensey then served as Interim Chief Executive Officer from September 8, 2018 until his termination as of February 5, 2019, for which he received annual compensation of $306,000. The amounts included in “All Other Compensation” for Mr. Ensey represent $150,400 severance expense paid or payable under the 2019 severance agreement with Mr. Ensey, and a $3,000 relocation expense allowance paid in 2018 under the terms of his original employment agreement and $2,845 for amounts paid to or on his behalf for medical insurance in 2018.

(4)  Mr. Vormittag served as Chief Operating Officer of Riot Blockchain Canada, Inc., a wholly owned subsidiary of the Company, from January 20, 2018 until his termination as of February 5, 2019, at an annual base salary of $225,000. Upon execution of his original employment agreement with the Company in 2018, Mr. Vormittag was entitled to and was paid a $25,000 signing bonus. The amounts included in “All Other Compensation” for Mr. Vormittag represent $75,000 severance expense paid or payable under the 2019 severance agreement with Mr. Vormittag and the amounts paid to or on his behalf for medical insurance at a total cost of $1,275 and $4,247 in 2019 and 2018, respectively.

(5)  The “Stock Awards” columns reflect Represents the aggregate grant date fair value for restricted stock awards granted during fiscal years 2019 and 2018, computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718 (“ASC 718”). See Note 12 to our consolidated financial statements reported in our Annual Report on Form 10-K for our fiscal year ended December 31, 2019, for details as to the assumptions used to determine the grant date fair value of the restricted stock awards. According to ASC 718, the value of Stock Awards is reported as of the date of grant based on the last reported trading price of our securities on the Nasdaq Capital Market, excluding the effect of possible forfeitures. Recipients of such Stock Awards may, therefore, experience diminution in value of their Stock Awards over time based on fluctuations in the trading price of our securities.

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(6)  The “Option Awards” columns reflect the grant date fair value for all stock option awards granted under the 2017 Equity Incentive Plan during 2018. These amounts are determined in accordance with FASB ASC 718, without regard to any estimate of forfeiture for service vesting. Assumptions used in the calculation of the amounts in these columns for 2018 are included in footnote 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2019 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. According to ASC 718, the value of Option Awards is reported as of the date of grant based on the last reported trading price of our securities on the Nasdaq Capital Market, excluding the effect of possible forfeitures. Recipients of such Option Awards may, therefore, experience diminution in value of their Option Awards over time based on fluctuations in the trading price of our securities.

Outstanding Equity Awards at Fiscal Year End

The following table shows the outstanding equity awards held by the Named Executive Officers as of December 31, 2019:

	Option Awards						Restricted Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Number of Stock Options Held at Fiscal Year-End	Option Expire Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Number of Shares of Restricted Stock Held at Fiscal Year-End
	(#)	(#)	(#)	($)	(#)	($)	(#)	($)	(#)

Jeffrey McGonegal (1)	12,000	—	—	$4.09	12,000	09-Sept-2023	—	$—	5,000

___________

(1)  Includes options to purchase 12,000 common shares at $4.09 per share granted on September 20, 2018 under the Company’s 2017 equity incentive plan, 100% of which vested at the grant date. Also includes 5,000 restricted common shares awarded October 11, 2017 under the Company’s 2017 equity incentive plan, granted at a value of $9.24 on the date of award, which shares vested pro rata over a seven month vesting period beginning one month after the grant date. Of the 5,000 restricted common shares (RSU’s) granted, 100% were vested but unissued as of December 31, 2019.

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Employment Agreements

The Company has entered into employment agreements with, and provides post-employment benefits to, its Named Executive Officer as follows:

Jeffrey G. McGonegal, Chief Executive Officer and Chief Financial Officer – As of February 6, 2019, we entered into an employment agreement with Mr. McGonegal to serve as Chief Executive Officer at an annual base salary of $250,000. Subsequently, as of August 15, 2019, Mr. McGonegal was appointed to the additional role of Chief Financial Officer, with no adjustment in compensation.   According to the terms of his employment agreement, Mr. McGonegal will receive a prorated annual salary of $250,000 for a period of twelve (12) months in accordance with the Company’s regular payroll practices as compensation for his services as Chief Executive Officer. Mr. McGonegal will be eligible, according to a periodic vesting schedule, for equity awards which, upon full vesting at the end of the initial twelve (12) month employment period, will entitle Mr. McGonegal to an additional $250,000 split between cash and equity, 30% to 70%, respectively. Any equity Mr. McGonegal may receive pursuant to the McGonegal employment agreement will be awarded in restricted stock units of shares of our common stock, which are convertible into shares of our common stock on a one-for-one basis subject to the removal of the restrictive ledgers stamped thereon. Effective as of February 7, 2020 we entered into an Amended and Restated Executive Employment Agreement with Mr. McGonegal.

Post-Employment Benefits

The following table discloses the post-employment termination benefits that would have been received by our Chief Executive Officer (who was our sole Named Executive Officer as of December 31, 2019) if a termination event had occurred on December 31, 2019:

Named Executive Officer / Benefit	Termination without Cause ($)	Death or Disability ($)	Change in Control (Single Trigger) ($)	Change in Control (Double Trigger) (1) ($)

Jeffrey G. McGonegal:
Severance	56,250	56,250	56,250	75,000
Restricted Common Shares	131,250	131,250	131,250	175,000
Options	-	-	-	-
Total	187,500	187,500	187,500	250,000

__________

(1)    Under the Change in Control Policy set forth in our equity incentive plan, the Riot Blockchain, Inc. 2019 Equity Incentive Plan (the “2019 Plan”), upon consummation of a Change in Control (as defined in the 2019 Plan) any unvested restricted shares of common stock and stock options held by a Named Executive Officer automatically accelerate and vest upon the consummation of a Change in Control.  This column shows the value of unvested restricted shares of common stock and stock options that would have been received upon acceleration of unvested equity rights as of December 31, 2019.  The closing price of the Company’s common stock on December 31, 2019 was $1.12 per share.

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Director Compensation

The following table shows the total compensation paid or accrued during the year ended December 31, 2019 to each of our directors, current and former, for services as our director:

Name	Cash Fees ($)	Stock Awards (4) ($)	Option Awards ($)	Total ($)

Remo Mancini (1)	184,000	1,090,000	—	1,274,000
Jason Les (2)	84,667	489,600	—	574,267
Benjamin Yi (3)	84,667	367,200	—	451,867

(1) Stock awards include 819,548 restricted stock units (“RSUs”) convertible into shares of our Common Stock on a 1-for-1 basis upon vesting and settlement by the Company, awarded at a value of $1.33 each, on December 16, 2019, 100% of which vested as of March 31, 2020. The Company will settle vested RSUs in accordance with the Plan.

(2) Stock awards include 368,120 RSUs convertible into shares of our Common Stock on a 1-for-1 basis upon vesting and settlement by the Company, awarded at a value of $1.33 each, on December 16, 2019, 100% of which vested as of March 31, 2020. The Company will settle vested RSUs in accordance with the Plan.

(3)  Stock awards include 276,090 RSUs convertible into shares of our Common Stock on a 1-for-1 basis upon vesting and settlement by the Company, awarded at a value of $1.33 each, on December 16, 2019, 100% of which vested as of March 31, 2020. The Company will settle vested RSUs in accordance with the Plan.

(4)  The “Stock Awards” columns reflect the aggregate grant date fair value for RSU awards granted during the fiscal year ended December 31, 2019, computed in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements reported in our Annual Report for details as to the assumptions used to determine the grant date fair value of the RSU awards.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth certain information, as of April 28, 2020, based upon 32,732,919 shares of common stock issued and outstanding, with respect to the beneficial ownership of the outstanding common stock by (i) any person know to us to beneficially own more than five (5%) percent; (ii) each of the Company’s Named Executive Officers and members of its Board of Directors; and (iii) the Company’s Directors and Named Executive Officers as a group. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Act.  Accordingly, in computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock that the owner has the right to acquire within 60 days after April 28, 2020 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned and addresses are c/o Riot Blockchain, Inc., 202 6th Street, Suite 401, Castle Rock, CO 80104.

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Name and Address	Number of Shares	Percent
Directors:
Remo Mancini (1)	896,048	2.7%
Jason Les (2)	410,120	1.2
Benjamin Yi (3)	276,090	*

Named Executive Officers:
Jeffrey G. McGonegal (4)	213,525	*

All Directors and Named Executive Officers as a Group (4 persons)(5)	1,795,783	5.2%

____________________

* Holds less than 1%

(1)	Includes (i) 76,500 shares of common stock and (ii) 819,548 vested but unissued shares of common stock issuable pursuant to an award of 819,548 RSUs issued under an award agreement made pursuant to the 2019 Plan, 100% of which vested on March 31, 2020. The Company will settle these vested RSUs by issuing shares of its Common Stock on a 1-for-1 basis in accordance with the 2019 Plan.
(2)	Includes 42,000 shares of common stock and (ii) 368,120 shares of common stock vested, pursuant to a restricted stock award of an aggregate of 368,120 vested but unissued shares of common stock issuable pursuant to an award of 368,120 RSUs issued under an award agreement made pursuant to the 2019 Plan, 100% of which vested on March 31, 2020. The Company will settle these vested RSUs by issuing shares of its Common Stock on a 1-for-1 basis in accordance with the 2019 Plan.
(3)	Represents 276,090 vested but unissued shares of common stock issuable pursuant to an award of 276,090 RSUs issued under an award agreement made pursuant to the 2019 Plan, 100% of which vested on March 31, 2020. The Company will settle these vested RSUs by issuing shares of its Common Stock on a 1-for-1 basis in accordance with the 2019 Plan.
(4)	Includes (i) 149,015 shares of common stock, (ii) 63 shares of common stock held in Mr. McGonegal’s IRA (iii) 12,000 fully vested stock options issued under the 2017 Equity Plan, which are exercisable at an exercise price of $4.09 per share and (iv) 52,447 shares of common stock vested within 60 days of April 28, 2020, pursuant to a restricted stock award under McGonegal’s February 2020 Amended and Restated Executive Employment Agreement for an aggregate of 209,790 shares, which vest in four (4) equal quarterly installments over a one year period, beginning on the contract date of February 7, 2020
(5)	Includes footnotes (1) through (4).

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Securities Authorized Under Equity Compensation Plans Information

The Company currently has one current equity compensation plan, the Riot Blockchain, Inc. 2019 Equity Incentive Plan (the “2019 Plan”), as approved by the Company’s stockholders on October 23, 2019. Under the Plan, the Company may provide stock-based compensation to employees, directors and consultants. The Company’s previous 2017 Stock Incentive Plan, as amended, was replaced by the 2019 Plan, with the 2017 Stock Incentive Plan (the “2017 Plan”) continuing to govern the then outstanding grants and awards for 12,000 options and 288,603 shares of restricted common stock made under the 2017 Plan. As of the date of adoption of the 2019 Plan, no additional grants may be made under the 2017 Plan. As approved by the Company’s stockholders during the 2019 Annual Meeting, the Company reserved 3,600,000 shares of its Common Stock for issuance under the 2019 Plan. The Company has granted convertible rights to receive 1,493,832 of these reserved shares of its Common Stock upon vesting and settlement under the 2019 Plan; 2,106,168 of the reserved shares of its Common Stock therefore remain issuable under the 2019 Plan as of December 31, 2019.

The following table provides information as of December 31, 2019, about the shares of the Company’s Common Stock that may be issued upon the exercise of options or the vesting of restricted common stock (including restricted stock units and other convertible equity rights) under the 2019 Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options and restricted common stock		Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	1,493,832	(1)	$—	2,106,168

Equity compensation plans not approved by security holders (none)	—		—	—

Total	1,493,832		$—	2,106,168

(1)	Consists of 1,493,832 shares of restricted stock units awarded under the 2019 Plan.

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ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Certain Relationships and Related Transactions

The Audit Committee has responsibility for reviewing and, if appropriate, for approving any related party transactions that would be required to be disclosed pursuant to applicable SEC rules. This includes current or proposed transactions in which the Company was or is to be a participant in which the amount involved exceeds the lower of either $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of the Company’s Named Executive Officers, Directors, or stockholders (or groups of stockholders) owning 5% or more of the Company’s outstanding common stock, or any immediate family members of such persons (collectively a “Related Party”), has a direct or indirect material interest.  Our Audit Committee reviews and approves any transaction with a Related Party we propose to enter into. Our Audit Committee charter details the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of our company and our stockholders. Such transactions will be entered into only if found to be in the best interest of the Company and approved in accordance with the Company’s Code of Ethics, which are available on the Company’s web site.

Since the beginning of the Company’s last fiscal year, no transactions with a Related Party were approved by the Audit Committee. Other than the compensation arrangements described under the section entitled “Executive Compensation” herein, and standard indemnification agreements with our directors and officers, there were no transactions with a Related Party in which a Related Party had or will have a direct or indirect material interest in the Company.

Director Independence

Information about the independence of our non-employee directors and the composition of the Audit Committee and Compensation Committee is set forth in Item 10, “Directors, Named Executive Officers, and Corporate Governance” herein.

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ITEM 14.  PRINCIPAL ACCOUNTANT FEES AND SERVICES.

The Company’s Audit Committee currently has a policy in place that requires its review and pre-approval of all audit and permissible non-audit services provided by its independent auditors.  These services requiring pre-approval by the Audit Committee may include audit services, audit related services, tax services and other services.  All of the services performed by the independent registered public accounting firm were approved by the Company’s Audit Committee and prior to performance. The Audit Committee has determined that the payments made to its independent accountants for these services are compatible with maintaining such auditors’ independence.

Aggregate fees billed or expected to be billed for professional services for the years ended December 31, 2019 and 2018 in the following categories and amounts were:

	2019	2018

Audit Fees (1)	$429,000	$638,,000
Tax Fees (2)	2,000	—
All Other Fees	—	—
Total Fees	$431,000	$638,000

(1)	Audit fees relate to the financial statement audits, the quarterly reviews and related matters. Audit fees include services rendered by Marcum LLP for the 2019 and 2018 audits totaling $296,000 and $491,000, respectively. Fees also include services rendered by Marcum LLP for their reviews of the interim condensed consolidated financial statements included in the Company’s Form 10-Qs during the first three quarters of 2019 totaled $72,000 and services by MNP LLP (the Company’s prior auditor) for their reviews of the interim condensed consolidated financial statements included in the Company’s Form 10-Qs during the first three quarters of 2018 totaled $73,000. Audit fees include services, including services related to the review of our registration statements by Marcum LLP, MNP LLP and EisnerAmper LLP (the Company’s prior auditors) for 2019 totaled $42,000, $7,000 and $12,000, respectively. Audit fees for review of our registration statements rendered by MNP LLP, EisnerAmper LLP and Crowe LLP (the Company’s prior auditors) for 2018 totaled $4,000, $67,000 and $3,000, respectively.
(2)	Tax Fees include fees for services rendered for tax compliance and related matters. There were no tax fees incurred with Marcum LLP or MNP LLP in 2019 or 2018.

Our principal accountant (through its full-time employees) performed all work regarding the audit of our financial statements for the most recent fiscal year.

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PART IV

ITEM 15.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES.

No.	Exhibit

31.	Certifications.
31.1	Rule 13a-14(a)/15d-14(a) - Certification of Chief Executive Officer and Principal Financial Officer. *

____________________

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf on April 29, 2020, by the undersigned thereunto duly authorized.

RIOT BLOCKCHAIN, INC.

/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal, Chief Executive Officer (principal executive officer) Chief Financial Officer (principal financial officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant on April 29, 2020 in the capacities indicated.

/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal Chief Executive Officer (principal executive officer) Chief Financial Officer (principal financial officer)

/s/ Remo Mancini
Remo Mancini, Director and Chairman of the Board

/s/ Jason Les
Jason Les, Director

/s/ Benjamin Yi
Benjamin Yi, Director

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